UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2020

AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware		001-38289	26-1119726
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2605 Meridian Parkway, Suite 200
Durham,	North Carolina		27713
(Address of Principal Executive Office)			(Zip Code)
Registrant's telephone number, including area code: (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVYA	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 9, 2020, the Board of Directors (the “Board”) of Avaya Holdings Corp. (the “Company”) announced that Robert Theis has been elected to serve on the Board, effective as of November 6, 2020. He will serve as a director until his successor has been elected and qualified, subject to his earlier death, resignation, retirement, disqualification or removal. In order to accommodate Mr. Theis’ election, the Board expanded its size from seven directors to eight directors.

Mr. Theis was elected to the Board following his nomination by RingCentral, Inc. (“RingCentral”). Pursuant to the Investor Rights Agreement, dated October 31, 2019, by and between the Company and RingCentral (the “Investor Rights Agreement”), until the first date on which RingCentral and its affiliates no longer hold or beneficially own, in the aggregate, a number of shares of Company common stock (calculated assuming conversion of the Company’s Series A Convertible Preferred Stock to Company common stock) that is equal to or greater than 4,759,339 shares (subject to certain adjustments), RingCentral is entitled to nominate one person for appointment to the Company’s Board. Mr. Theis serves on the board of directors, and as lead independent director, of RingCentral.

In addition, as contemplated in the Investor Rights Agreement, Mr. Theis will serve as a non-voting observer on the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

The Board has affirmatively determined that Mr. Theis qualifies as an “independent director” under the rules of the New York Stock Exchange and the Company’s independence standards.

Mr. Theis, who is 51 years old, currently serves as a General Partner of World Innovation Lab, a venture capital firm. He has held this position since September 2016. He was a Co-Founder and served as Managing Partner of Garnett Theis Capital, a venture capital firm, from October 2014 to September 2016. He served as a managing director at Scale Venture Partners, a venture capital firm, from May 2008 to October 2014. Prior to joining Scale Ventures, from July 2000 to April 2008, Mr. Theis served as a general partner with Doll Capital Management, a venture capital firm. From July 1996 to June 2000, Mr. Theis served as executive vice president and served on the board of directors of New Era of Networks, Inc., a supplier of Internet infrastructure software and services. From April 1986 to June 1996, Mr. Theis served as a Managing Director at Sun Microsystems, Inc., a provider of computers and computer components acquired by Oracle Corporation, and from January 1984 to March 1986, as Marketing Manager at Silicon Graphics, Inc., a provider of high-performance computing solutions. In addition to his service on the board of directors of RingCentral noted above, Mr. Theis serves on the board of directors of the Computer History Museum, a museum that provides stories and artifacts of the information age and computing revolution.

Mr. Theis will be eligible to receive the non-employee director compensation described in the Compensation Discussion & Analysis (“CD&A”) in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 17, 2020, which shall include an initial equity award of restricted stock units (“RSUs”) pursuant to the Avaya Holdings Corp. 2019 Equity Incentive Plan with a fair market value of $83,333. These RSUs will vest immediately, however the delivery of the underlying shares will be deferred as described in the CD&A.

On November 9, 2020, the Company issued a press release announcing the election of Mr. Theis to the Board. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is available on the Company’s investor relations website at https://investors.avaya.com.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Exhibit Name
99.1	Press Release, dated November 9, 2020, entitled “Avaya Appoints Rob Theis to its Board of Directors.”
104.0	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.
Date: November 9, 2020	By:	/s/ Kieran J. McGrath
	Name:	Kieran J. McGrath
	Title:	Executive Vice President and Chief Financial Officer